                                                                  EXHIBIT 10(a)

                        CONSOLIDATED STORES CORPORATION,
                                   The Company

                            NASHUA HOLLIS CVS, INC.,
                                   The Seller

                              THE BANK OF NEW YORK,
                                   The Trustee

                      THE PURCHASERS LISTED ON SCHEDULE A,
                                 The Purchasers

                               TRANSFER AGREEMENT

                             DATED AS OF MAY 9, 1997

                                  $100,000,000
                  7% SENIOR SUBORDINATED NOTES DUE MAY 4, 2000

                               TABLE OF CONTENTS                 EXHIBIT 10(a)

                                                                           PAGE
                                                                           ----
1.       DEFINITIONS  ...................................................... 1

2.       SALE AND PURCHASE OF THE NOTES  ................................... 7

3.       AMENDMENT AND RESTATEMENT OF INDENTURE AND ORIGINAL NOTES;
         TERMINATION OF TRUST AND REMOVAL OF TRUSTEE........................ 7
         3.1      Amendment and Restatement of Indenture and Original
                  Notes..................................................... 7
         3.2      Termination of Trust and Removal of Trustee............... 7

4.       CLOSING ........................................................... 8

5.       CONDITIONS TO CLOSING ............................................. 8
         5.1      Representations and Warranties ........................... 8
         5.2      Performance; No Default .................................. 9
         5.3      Compliance Certificates .................................. 9
         5.4      Opinions of Counsel ...................................... 9
         5.5      Execution and Delivery of Documents and Agreements........ 9
         5.6      Purchase Permitted by Applicable Law .....................10
         5.7      Payment of Special Counsel Fees ..........................10
         5.8      Private Placement Number .................................10
         5.9      Changes in Corporate Structure ...........................10
         5.10     Consent of Required Banks ................................10
         5.11     Proceedings and Documents ................................10

6.       REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY
         6.1      Organization; Power and Authority ........................11
         6.2      Authorization; Obligations are Enforceable; Waiver of
                  Defenses .................................................11
         6.3      Disclosure ...............................................11
         6.4      Organization and Ownership of Shares of Subsidiaries .....12
         6.5      Financial Statements .....................................12
         6.6      Compliance with Laws, Other Instruments, etc..............12
         6.7      Governmental Authorizations, etc. 13
         6.8      Litigation; Observance of Statutes and Orders ............13
         6.9      Taxes ....................................................13
         6.10     Title to Property; Leases ................................13
         6.11     Licenses, Permits, etc....................................13
         6.12     Compliance with ERISA ....................................14
         6.13     Private Offering by the Company ..........................15
         6.14     Use of Original Proceeds by the Company ..................15
         6.15     Existing Indebtedness ....................................15
         6.16     Foreign Assets Control Regulations, etc...................15
         6.17     Status under Certain Statutes ............................15

7.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................15
         7.1      Organization; Power and Authority.........................15

CONSOLIDATED STORES CORPORATION                               TRANSFER AGREEMENT
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                               TABLE OF CONTENTS (cont.)          EXHIBIT 10(a)
                                                                            PAGE
                                                                            ----
         7.2      Obligation is Enforceable. ................................16
         7.3      Compliance with Laws, Other Instruments, etc. .............16
         7.4      Governmental Authorizations, etc. .........................16
         7.5      Private Offering by the Seller 16
         7.6      Material Documentation ....................................16
         7.7      Good Title ................................................16
         7.8      Payment Status ............................................17
         7.9      No Impairment .............................................17
         7.10     No Obligations ............................................17
         7.11     No Defaults ...............................................17
         7.12     Warranties under New York Uniform Commercial Code .........17
         7.13     No Control Status .........................................18
         7.14     No Transfer Taxes .........................................18
         7.15     ERISA .....................................................18
         7.16     Assets of Seller ..........................................18

8.       REPRESENTATIONS OF THE PURCHASER ...................................18
         8.1      Purchase for Investment ...................................18
         8.2      Source of Funds ...........................................19

9.       EXPENSES, ETC. .....................................................20
         9.1      Expenses ..................................................20
         9.2      Survival ..................................................20

10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. ......20

11.      NOTICES. ...........................................................21

12.      REPRODUCTION OF DOCUMENTS. .........................................21

13.      SUBSTITUTION OF PURCHASER. .........................................22

14.      MISCELLANEOUS. .....................................................22
         14.1     Successors and Assigns. ...................................22
         14.2     Severability. .............................................22
         14.3     Construction. .............................................22
         14.4     Section Headings, Table of Contents, Etc. .................22
         14.5     Counterparts. .............................................23
         14.6     Governing Law. ............................................23

Schedule A        --   Information Relating to Purchasers
Schedule 5.9      --   Changes in Corporate Structure
Schedule 6.3      --   Disclosure
Schedule 6.4      --   Organization and Ownership of Subsidiaries

                               TABLE OF CONTENTS (cont.)          EXHIBIT 10(a)

                                                                            PAGE
                                                                            ----

Schedule 6.5               --       Financial Statements
Schedule 6.8               --       Litigation
Schedule 6.11              --       Licenses, Permits, etc.
Schedule 6.12              --       ERISA
Schedule 6.15              --       Existing Indebtedness
Schedule 7.6               --       Material Documentation

Exhibit A -- Form of Restated Note Agreement
Exhibit B1 -- Form of Opinion of Counsel for the Company
Exhibit B2 -- Form of Opinion of Special Counsel for the Seller
Exhibit B3 -- Form of Opinion of Local New Hampshire Counsel for the Seller Exhibit B4 -- Form of Opinion of General Counsel for CVS Corporation Exhibit B5 -- Form of Opinion of Special Counsel for the Purchasers

                                                                   EXHIBIT 10(a)

                               TRANSFER AGREEMENT

         TRANSFER AGREEMENT (as amended from time to time, this "AGREEMENT"), dated as of May 9, 1997, among CONSOLIDATED STORES CORPORATION, an Ohio corporation (together with its successors and assigns, the "COMPANY"), NASHUA HOLLIS CVS, INC., a New Hampshire corporation (together with its successors and assigns, the "SELLER"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (together with its successors and assigns, the "TRUSTEE"), and each of the purchasers listed on Schedule A (collectively, together with their respective successors and assigns, the "PURCHASERS").

                                   RECITALS:

         A. The Company has issued $100,000,000 aggregate principal amount of its 7% Senior Subordinated Notes due May 4, 2000 (as in effect immediately prior to the Closing, the "ORIGINAL NOTES", and as amended and restated by the Company and the Purchasers at the Closing, in the form set out in Exhibit 1 to the Restated Note Agreement, the "RESTATED NOTES"), under an Indenture dated as of May 5, 1996 (as in effect immediately prior to the Closing, the "INDENTURE", and as amended and restated by the Company and each of the Purchasers at the Closing, in the form set out in Exhibit A, collectively, the "RESTATED NOTE AGREEMENT"), between the Company and The Bank of New York.

         B. The Company sold the entire aggregate principal amount of the Original Notes to Melville Corporation on May 5, 1996. Melville Corporation caused all of the Original Notes, through one or more Persons controlled by it, to be assigned and transferred to the Seller.

         C. The Company and the Seller have taken all corporate action required to authorize the sale by the Seller to the Purchasers of $100,000,000 aggregate principal amount of the Original Notes pursuant to the terms and conditions of this Agreement.

         D. The Company, the Trustee and the Purchasers have agreed, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, (i) to amend and restate in full the Indenture by the execution and delivery of the Restated Note Agreement, (ii) to amend and restate in full the Original Notes in the form set out in Exhibit 1 to the Restated Note Agreement, and (iii) to remove the Trustee and terminate and discharge the Indenture; and the Company and the Purchasers have taken all corporate action, and the Trustee has taken all trust action, required to authorize such amendment and restatement of the Indenture and the Original Notes, and such removal of the Trustee and such termination and discharge of the Indenture.

         NOW THEREFORE, in consideration of the foregoing, and of the mutual promises herein contained, the Company, the Seller, the Trustee and each of the Purchasers hereby agree as follows:

1.       DEFINITIONS.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  AFFILIATE -- means, at any time,and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this defi-


CONSOLIDATED STORES CORPORATION        1                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

         nition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  AGREEMENT, THIS -- is defined in the introductory sentence hereof.

                  BUSINESS DAY -- means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

                  CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  CLOSING -- is defined in Section.

                  CODE -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  COMPANY -- is defined in the introductory sentence of this Agreement.

                  DEFAULT -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  ENVIRONMENTAL LAWS -- means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  ERISA AFFILIATE -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  EVENT OF DEFAULT -- means and includes (i) each Event of Default defined as such in the Indenture and (ii) each Event of Default defined as such in the Restated Note Agreement.

                  GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

CONSOLIDATED STORES CORPORATION        2                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



                  GOVERNMENTAL AUTHORITY -- means

                  (a)      the government of

                                    (i)  the United States of America or
                  any  State  or  other   political subdivision thereof, or

                                    (ii) any jurisdiction in which the Seller,
                  the Trustee, the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties or business activities of any such Persons, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  GUARANTY -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  HOLDER -- means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant Article 2 of the Indenture.

                  INDEBTEDNESS -- with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

CONSOLIDATED STORES CORPORATION        3                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type describe in any of clauses (a) through (f) hereof.

                  INDENTURE -- is defined in Recital A hereof.

                  INSTITUTIONAL INVESTOR -- means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  LIEN -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  MATERIAL -- means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

                  MATERIAL ADVERSE EFFECT -- means a material adverse effect on
         (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Restated Note Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

                  MEMORANDUM -- is defined in Section 6.3.

CONSOLIDATED STORES CORPORATION        4                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


                  MULTIEMPLOYER PLAN -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  NOTES -- shall, when reference is made to a date prior to the date of Closing, mean the Original Notes, and when reference is made to a date on or after the date of Closing, mean the Restated Notes.

                  OFFICER'S CERTIFICATE -- means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

                  ORIGINAL NOTES -- is defined in Recital A hereof.

                  PERSON -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  PLAN -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  PREFERRED STOCK -- means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  PROPERTY or PROPERTIES -- means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  PURCHASERS -- is defined in the introductory sentence of this Agreement.

                  QPAM EXEMPTION -- means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  REQUIRED BANKS -- shall have the meaning ascribed to such term in the Revolving Credit Facility.

                  RESTATED NOTE AGREEMENT -- is defined in Recital A hereof.

                  RESTATED NOTES -- is defined in Recital A hereof.

                  REVOLVING CREDIT FACILITY -- means the Amended and Restated Credit Agreement, dated as of May 3, 1996, among the Company, the banks party thereto from time to time and their respective successors and assigns, The Bank of New York as syndication agent and managing agent, National City Bank of Columbus as administrative agent and managing agent, PNC Bank, Ohio, National Association as arranger, documentation agent

CONSOLIDATED STORES CORPORATION        5                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


         and managing agent, Bank One, Columbus, N.A. as managing agent, and National City Bank as managing agent, as such agreement is amended by
         (i) Amendment Number One to Amended and Restated Credit Agreement, dated as of March 21, 1997, and (ii) Waiver and Amendment Number Two to Amended and Restated Credit Agreement, dated as of May 16, 1997.

                  SECURITIES ACT -- means the Securities Act of 1933, as amended from time to time.

                  SELLER -- is defined in the introductory sentence of this Agreement.

                  SENIOR FINANCIAL OFFICER -- means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

                  SIDE LETTER -- means and includes, as the case may be, those certain letter agreements, dated January 22, 1997 and May 16, 1997, respectively, in each case between the Company and CVS Corporation, pursuant to which CVS Corporation has agreed to indemnify the Company against payment of any "Make-Whole Amount" in excess of the "Call Premium" (as defined therein) in connection with an optional redemption of the Notes prior to May 4, 2000.

                  SOURCE -- is defined in Section.

                  SUBSIDIARY -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the director (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership an and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  SWAPS -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligations under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder ror if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  TRUSTEE -- is defined in the introductory sentence of this Agreement.

CONSOLIDATED STORES CORPORATION        6                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

2.       SALE AND PURCHASE OF THE NOTES.

         Subject to the terms and conditions of this Agreement, the Seller shall sell, assign and transfer to each Purchaser, and each Purchaser shall purchase and assume from the Seller, at the Closing provided for in Section 4, Original Notes, together with all of the rights, privileges and benefits of the Seller under the Indenture resulting from the Seller's ownership of the Original Notes, in the principal amount specified below such Purchaser's name in Schedule A, at the purchase price of 98.60975% of the principal amount thereof, plus accrued and unpaid interest thereon from and including April 15, 1997 to but not including the date of the Closing. The net money for the Original Notes to be paid at Closing is $99,212,527.98. This amount is arrived at by applying the price of 98.60975% to a par amount of $100,000,000 and then adding the accrued interest of $602,777.98 which is calculated from the last payment date of April 15, 1997 to the settlement date of May 16, 1997.

         Execution and delivery of a counterpart of this Agreement by each of the Company, the Trustee and the Seller shall, notwithstanding Section 2.06 of the Indenture or any other provision thereof or of the Original Notes, constitute and evidence the satisfaction of all conditions to the transfer of all of the Original Notes to the Purchasers under the provisions of the Indenture and the Original Notes.

         Legal and equitable title to the Notes and to all of the rights, privileges and benefits of the Seller under the Indenture resulting from the Seller's ownership of the Notes shall, subject to the satisfaction of the terms and conditions set forth herein, pass to the Purchasers on the date of the Closing. Each Purchaser's obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3. AMENDMENT AND RESTATEMENT OF INDENTURE AND ORIGINAL NOTES; TERMINATION OF TRUST AND REMOVAL OF TRUSTEE.

         3.1 AMENDMENT AND RESTATEMENT OF INDENTURE AND ORIGINAL NOTES. Each of the Company, the Trustee and the Purchasers hereby agree that, contemporaneously with the purchase and sale of the Original Notes in accordance with Section 2 hereof, the Company and each of the Purchasers (a) shall amend and restate in full the Indenture by the execution and delivery of the Restated Note Agreement, and (b) shall amend and restate in full the Original Notes by execution and delivery to the Purchasers of Restated Notes in the form set out in Exhibit 1 to the Restated Note Agreement. The execution and delivery of a counterpart of this Agreement by each of the Purchasers, the Company and the Seller shall constitute direction by each of the Purchasers, the Company and the Seller to the Trustee, pursuant to the Indenture, to enter into this Agreement by executing and delivering a counterpart hereof to the other parties hereto.

         3.2 TERMINATION OF TRUST AND REMOVAL OF TRUSTEE. Contemporaneously with the execution and delivery of the Restated Note Agreement and the Restated Notes, each of the Company, the Trustee and the Purchasers hereby agree that, without any further action on the part of such parties or any other Person, (a) the Trustee shall be, and hereby is, removed as "Trustee" under the Indenture, and (b) the Indenture shall be, and hereby is, terminated and discharged.


CONSOLIDATED STORES CORPORATION        7                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


4.       CLOSING.

         The sale and purchase of the Original Notes shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103 at 10:00 a.m. local time, at a closing (the "CLOSING") on May 16, 1997 or on such other Business Day thereafter on or prior to May 23, 1997 as may be agreed upon by the Company, the Seller and the Purchasers. At the Closing, the Seller will deliver the aggregate principal amount of Original Notes to be purchased by the Purchasers (together with any necessary instruments of transfer or assignment duly executed by the Seller) against delivery by the Purchasers to the Seller or its order of immediately available funds in the amount of the aggregate purchase price therefor (separately paid by each of the Purchasers in the respective amounts specified below such Purchaser's name on Schedule A) by wire transfer of immediately available funds for the account of the Seller to account number 1702-2513-9741 at First Bank, 601 2nd Avenue, Minneapolis, MN 55402-1749, ABA #091000022, Attention: Judy Beauregard, Cash Manager, Telephone No. (401) 765-1500, ext. 3515., whereupon: (a) the Company and the Purchasers shall contemporaneously execute and deliver the Restated Note Agreement; and (b) the Company shall contemporaneously execute and deliver Restated Notes to each of the Purchasers, in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in the name of such Purchaser (or in the name of its nominee), as specified on Schedule A to the Restated Note Agreement. Such delivery of the Restated Notes by the Company shall be made contemporaneously with delivery by the Purchasers of an equal aggregate principal amount of Original Notes, which Original Notes shall be marked "cancelled" contemporaneously with the delivery thereof to the Company.

         The Company hereby agrees to promptly, and in any event within two Business Days after receipt thereof, deliver such "cancelled" Original Notes to the Trustee for formal cancellation thereof in accordance with the Indenture. The execution and delivery of this Agreement by the Company shall constitute direction by the Company to the Trustee to effectuate such cancellation and to thereafter promptly return such cancelled Original Notes to the Company and deliver photocopies thereof to Hebb & Gitlin, the Purchasers' special counsel, at its address set forth above.

         If at the Closing the Seller shall fail to tender Original Notes or the Company shall fail to tender Restated Notes to any Purchaser, as provided above in this Section 4, or any of the conditions specified in Section 5 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement and the Restated Note Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

5.       CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Original Notes to be sold to it at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions, as such conditions relate to such Purchaser.

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Company and the Seller in this Agreement, and of the Company in the Restated Note Agreement, shall be correct in all material respects when made and at the time of the Closing.

CONSOLIDATED STORES CORPORATION        8                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         5.2 PERFORMANCE; NO DEFAULT. Each of the Company, the Seller and the Trustee shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and such performance and compliance shall remain in effect on the date of the Closing. Immediately before, and after giving effect to, the sale of the Notes as contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

         5.3      COMPLIANCE CERTIFICATES.

                  (a) Each of the Company and the Seller shall have delivered to the Purchasers an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 5.1, 5.2 and 5.9, in the case of the Company, and Sections 5.1 and 5.2, in the case of the Seller, have been fulfilled.

                  (b) Each of the Company and the Seller shall have delivered to the Purchaser a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization of the execution and delivery of this Agreement and the transactions contemplated hereby, as applicable, and in the case of the Company, the authorization, execution and delivery of the Restated Notes and the Restated Note Agreement and the transactions contemplated thereby.

         5.4 OPINIONS OF COUNSEL. The Purchasers shall have received opinions in form and substance satisfactory to the Purchasers, dated the date of the
Closing:

                  (a) from Albert J. Bell, Esq., General Counsel for the Company, substantially in the form set out in Exhibit B1 (and the Company hereby instructs its counsel to deliver such opinion to the Purchaser);

                  (b) from each of (i) Davis Polk & Wardwell, special counsel for the Seller, (ii) Sheehan Phinney Bass + Green PA, local New Hampshire counsel for the Seller, and (iii) Zenon Lankowsky, General Counsel for CVS Corporation, each substantially in the forms set out in Exhibits B2, B3 and Exhibit B4, respectively (and the Seller hereby instructs each such counsel to deliver such opinions to the Purchasers); and

                  (c) from Hebb & Gitlin, special counsel for the Purchasers in connection with the transactions contemplated hereby, substantially in the form set out in Exhibit B5.

         5.5 EXECUTION AND DELIVERY OF DOCUMENTS AND AGREEMENTS.

                  (A) THIS AGREEMENT. Each of the Company, the Seller, the Trustee and each Purchaser shall have executed and delivered a counterpart of this Agreement to each other party hereto.

                  (B) RESTATED NOTE AGREEMENT. Contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Company and each Purchaser shall have executed and delivered a counterpart of its Restated Note Agreement to each other.


CONSOLIDATED STORES CORPORATION        9                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

                  (C) RESTATED NOTES. Contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall have executed and delivered to each Purchaser one or more Restated Notes, in the principal amount and bearing the registration number specified below such Purchaser's name in Schedule A to the Restated Note Agreement, in replacement of the Original Notes contemporaneously acquired by such Purchaser from the Seller pursuant to this Agreement.

         5.6 PURCHASE PERMITTED BY APPLICABLE LAW. On the date of the Closing, the purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which the relevant Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject the relevant Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate from the Company or the Seller certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

         5.7 PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of
Section 9, the Seller shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 5.4(c) to the extent reflected in a statement of such counsel rendered to the Seller at least one Business Day prior to the Closing.

         5.8 PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         5.9 CHANGES IN CORPORATE STRUCTURE. Except as specified in Schedule 5.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 6.5.

         5.10 CONSENT OF REQUIRED BANKS. The Company shall have obtained from the Required Banks, and the Purchasers shall have received a copy of, the Required Banks' acknowledgement of and consent to the amendment and restatement of the Indenture and the Original Notes by the execution and delivery of the Restated Note Agreement and the Restated Notes, respectively, which acknowledgement and consent shall be in form and substance satisfactory to the Purchasers and shall be in full force and effect on the date of Closing.

         5.11 PROCEEDINGS AND DOCUMENTS. All corporate and other proceeding in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the special counsel to the Purchasers and the special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such special counsel may reasonably request.


CONSOLIDATED STORES CORPORATION       10                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



6.       REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

         The Company represents, covenants and warrants to each of the Purchasers, as of the date of the Closing, that:

         6.1 ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Restated Note Agreement and the Restated Notes and to perform the provisions hereof and thereof.

         6.2 AUTHORIZATION; OBLIGATIONS ARE ENFORCEABLE; WAIVER OF DEFENSES This Agreement, the Restated Note Agreement and the Restated Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the Restated Note Agreement constitutes, and upon execution and delivery thereof each Restated Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company agrees that it is not currently aware of any grounds for disputing the validity or enforceability of the Indenture, the Restated Note Agreement, the Notes or any of its respective obligations thereunder in any judicial, administrative or other proceeding, either prior to or following the consummation of the Closing. To the extent there currently exists any defenses, offsets, rights of recoupment, counterclaims or claims of any nature in respect of the Notes, or any other grounds for disputing the validity or enforceability of the Restated Note Agreement or the Restated Notes, the Company hereby expressly waives, releases and discharges the same.

         6.3 DISCLOSURE. The Company, through its agent, J.P. Morgan Securities, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 9, 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 6.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
6.3 and the financial statements listed in Schedule 6.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 6.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 6.5, since February 3, 1996 there has been no change in the financial condition, operations, business, or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.


CONSOLIDATED STORES CORPORATION       11                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

         6.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) Schedule 6.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 6.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 6.4).

                  (c) Each Subsidiary identified in Schedule 6.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         6.5 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of Consolidated Stores Corporation, a Delaware corporation, and its Subsidiaries listed in Schedule 6.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         6.6 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement, the Restated Note Agreement and the Restated Notes will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

CONSOLIDATED STORES CORPORATION       12                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         6.7 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Restated Note Agreement or the Notes.

         6.8 LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 6.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         6.9 TAXES. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended February 3, 1991.

         6.10 TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective Material properties including all such properties reflected in the most recent audited balance sheet referred to in Section 6.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that individually or in the aggregate would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         6.11 LICENSES, PERMITS, ETC. Except as disclosed in Schedule 6.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.


CONSOLIDATED STORES CORPORATION        13                   TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         6.12     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all such Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 6.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 8 of this Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchaser.

                  (f) Schedule 6.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("EMPLOYEE BENEFIT PLAN" has the meaning specified in section 3 of ERISA, "AFFILIATE" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "EMPLOYER SECURITY" has the meaning specified in section 407(d) of ERISA).


CONSOLIDATED STORES CORPORATION       14                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         6.13 PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than two other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         6.14 USE OF ORIGINAL PROCEEDS BY THE COMPANY. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, the Restated Note Agreement or the Restated Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         6.15 EXISTING INDEBTEDNESS. Except as described therein, Schedule 6.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of May 3, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         6.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company nor its use of the proceeds thereof has violated or will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         6.17 STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

7.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to each of the Purchasers, and acknowledges that each of the Purchasers are relying upon such representations and warranties in purchasing the Original Notes, as follows:

         7.1 ORGANIZATION; POWER AND AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Seller has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to sell, transfer and assign the Original Notes, to fulfill its obligations hereunder and to consummate the transactions contemplated hereby.


CONSOLIDATED STORES CORPORATION        6                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         7.2 OBLIGATION IS ENFORCEABLE. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7.3 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Seller of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Seller is bound or by which the Seller or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Seller or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Seller.

         7.4 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Seller of this Agreement.

         7.5 PRIVATE OFFERING BY THE SELLER. Neither the Seller nor anyone acting on its behalf has offered the Original Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than two other Institutional Investors, each of which has been offered the Original Notes at a private sale for investment. Neither the Seller nor anyone acting on its behalf has taken, or will take, any action that would subject the offering or sale of the Original Notes to the registration requirement of Section 5 of the Securities Act or to the provisions of any securities or "Blue Sky" law of New York, Ohio, Connecticut, Illinois or Iowa. Based on the Purchasers' representations set forth in Section 8 hereof, the sale of the Original Notes to the Purchasers in accordance herewith will not require registration under the Securities Act nor qualification of an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

         7.6 MATERIAL DOCUMENTATION. The documents, instruments and/or agreements listed in Schedule 7.6 are all of the material documents, instruments and agreements governing the Seller's rights and obligations in respect of its investment in the Original Notes. The Seller has delivered to the Purchasers true, accurate and complete copies (and in the case of the Original Notes, original securities) of each and every document, instrument and agreement listed in Schedule 7.6. The Seller has fully paid the entire purchase price for the Original Notes held by it and performed all obligations to be performed in respect of all such documents, instruments and agreements. The Seller has not given its consent to change, modify or amend, nor has it waived, any term or provision of the Indenture or the Original Notes.

         7.7 GOOD TITLE. The Seller is the sole beneficial owner and the record holder of the Original Notes, and has good title and interest in and to the Original Notes, free and clear of any Liens or other adverse claims against the Seller. The Seller has made no prior conveyance or assignment of any of the Original Notes or any interest therein, and has made no agreement to do so with any Person. The Seller's transfer, assignment and sale of the Original Notes to the Purchasers hereunder will pass to the Purchasers, in the aggregate, good and valid title to all of

CONSOLIDATED STORES CORPORATION        16                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

the Original Notes, free and clear of any Liens or other adverse claims. In making the representation set forth in the immediately preceding sentence, the Seller has assumed that each of the Purchasers is acquiring the Original Notes in good faith without notice of any adverse claim thereto.

         7.8 PAYMENT STATUS. There are no amounts currently due and payable in respect of the Original Notes.

         7.9 NO IMPAIRMENT. The interest of the Seller in and to the Original Notes is not subject to being voided, avoided, reduced, expunged, subordinated (except as expressly provided in the Indenture and in the Original Notes) or disallowed, and is not subject to any defense, claim, counterclaim, set-off or recoupment or other impairment of any kind, in each case, as a result of actions taken or omitted to be taken by the Seller. The Seller has no actual knowledge of any facts or circumstances that could cause the interest of the Seller in and to the Original Notes to be voided, avoided, reduced, expunged, subordinated (except as expressly provided in the Indenture and in the Original Notes) or disallowed, or that could subject such interest to any defense, claim, counterclaim, set-off or recoupment or other impairment of any kind, in each case, as a result of actions taken or omitted to be taken by any Person other than the Seller.

         7.10 NO OBLIGATIONS. There is no liability or obligation of any kind (whether fixed, contingent, conditional or otherwise):

                  (a) in respect of the Original Notes being transferred to any Purchaser by the Seller, that such Purchaser is or shall be required to pay or otherwise perform, or

                  (b) in respect of the Notes being issued to any Purchaser by the Company that, except as set forth in the Side Letter, the Seller or any of its Affiliates is or shall be required to pay or otherwise perform.

The failure of the Seller or any such Affiliate to pay or perform its obligations or liabilities set forth in the Side Letter will not result in any
(i) liability or obligation of any kind (whether fixed, contingent, conditional or otherwise) to any Purchaser or (ii) right of offset in favor of the Company in respect of its obligations at any time owed to the holders of the Notes.

         7.11 NO DEFAULTS. To the best of the Seller's knowledge, there are no defaults, or events which with the passage of time or the giving of notice or both would become defaults, under the Indenture or the Original Notes.

         7.12 WARRANTIES UNDER NEW YORK UNIFORM COMMERCIAL CODE. The Seller hereby makes to each Purchaser each of the warranties and representations set forth in: (a) section 3-417(2) of the Uniform Commercial Code of the State of New York (regardless of whether the Notes qualify as an instrument or negotiable instrument within the meaning of such code); and (b) section 8-306(2) of the Uniform Commercial Code of the State of New York.


CONSOLIDATED STORES CORPORATION        6                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


         7.13 NO CONTROL STATUS. The Seller is not a Person (either alone or together with others) directly or indirectly controlling or controlled by the Company within the meaning of the Securities Act.

         7.14 NO TRANSFER TAXES. No stamp or transfer tax or governmental charge will be imposed in connection with the sale and transfer of the Original Notes to the Purchasers.

         7.15 ERISA. The Original Notes are not being sold by (i) a bank single entity trust fund, insurance company segregated separate account or employee pension benefit plan or (ii) a bank collective investment fund or insurance company pooled separate account in which any employee pension benefit plan participates to the extent of 10% or more.

         7.16 ASSETS OF SELLER. The Original Notes do not constitute substantially all of the assets of the Seller.

8.       REPRESENTATIONS OF THE PURCHASER.

         8.1      PURCHASE FOR INVESTMENT.  Each Purchaser represents that

                  (a) it is purchasing the Notes listed on Schedule A below its name for investment for its own account, for a separate account (as such term is used in Rule 144A, 17 C.F.R. ss.230.144A), for the account of another for which it has sole investment discretion, or for a trust of which it is the trustee,

                  (b) it is an "accredited investor" as defined in section 2(15) of the Securities Act,

                  (c) it understands that the Notes have not been registered under the Securities Act and may be resold only if registered in accordance with the provisions of the Securities Act or if any exemption from such registration is available for such sale,

                  (d) it has had an opportunity to review the Memorandum and obtain information relevant to the Company, and

                  (e) it is not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

provided, that this representation shall not be deemed to prejudice any Purchaser's right to

                  (A) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act or the rules and regulations thereunder; and

                  (B) have control over the disposition of all of its assets to the fullest extent permitted or required by any applicable law;

provided, further, that nothing in clause (d) above shall in any way limit the representations and warranties of the Company and the Seller set forth herein or the ability of any Purchaser to rely thereon.

CONSOLIDATED STORES CORPORATION        18                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         8.2 SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                  (a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and in respect thereof such Purchaser represents that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) if such Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

                                    (i)     the identity of such QPAM and

                                    (ii) the names of all employee benefit plans
                  whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
                  (d); or

CONSOLIDATED STORES CORPORATION       19                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

                  (e)      the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

9.       EXPENSES, ETC.

         9.1 EXPENSES. Whether or not the purchase of the Notes contemplated hereby is consummated, the Seller will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers in connection with such transaction, including, without limitation, the costs and expenses (including, without limitation, any such expenses in connection with a bankruptcy proceeding in respect of the Seller) incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights against the Seller under this Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with such rights against the Seller under this Agreement. The Seller will pay, and will save the Purchasers harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

         9.2 SURVIVAL. The obligations of the Seller under this Section will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Seller, as the case may be, pursuant to this Agreement shall be deemed representations and warranties of the Company or the Seller, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Restated Note Agreement and the Restated Notes, as the case may be, embody the entire agreement and understanding

                  (a) between each Purchaser and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof,

                  (b) between each Purchaser and the Seller, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and


CONSOLIDATED STORES CORPORATION       20                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

                  (c) between the Seller and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof, except as otherwise specified in the Side Letter.

11.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address such Purchaser or its nominee shall have specified to the other parties in writing;

                  (ii) if to the Company, to Consolidated Stores Corporation, 300 Phillipi Road, P.O. Box 28512, Columbus, Ohio 43228-0512,
         Attention: General Counsel; Telecopier: (614) 278-6763; or at such other address as the Company shall have specified to the other parties in writing;

                  (iii) if to the Seller, to C.V.S. Corporation, One CVS Drive, Woonsocket, Rhode Island 02895, Attention Mr. Philip C. Galbo;
         Telecopier: (401) 769-2211; or at such other address as the Seller shall have specified to the other parties in writing; and

                  (iv) if to the Trustee, to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration; Telecopier: (212) 815-5915; or at such other address as the Seller shall have specified to the other parties in writing.

Notices under this Section 11 will be deemed given only when actually received.

12.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. Each of the Company, the Trustee and the Seller, as the case may be, agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12 shall not prohibit the Company, the Seller, the Trustee or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


CONSOLIDATED STORES CORPORATION        21                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



13.      SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchaser hereunder, by written notice to the Company and the Seller, which notice shall be signed by both the Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 8. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 13), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company and the Seller of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 13), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

14.      MISCELLANEOUS.

         14.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation, any subsequent holder of a Note) whether so expressed or not.

         14.2 SEVERABILITY. Any provisions of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         14.3 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         14.4 SECTION HEADINGS, TABLE OF CONTENTS, ETC. The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a "Section" are, unless otherwise specified, references to a Section of this Agreement.


CONSOLIDATED STORES CORPORATION        22                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         14.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consists of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         14.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     [Remainder of page intentionally blank. Next page is signature page.]

CONSOLIDATED STORES CORPORATION        23                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            CONSOLIDATED
                                            STORES CORPORATION

                                            By  /s/ Michael J. Potter
                                                -------------------------------
                                                Name: Michael J. Potter
                                                Title: Senior Vice President
                                                       Chief Financial Officer

                                            NASHUA HOLLIS CVS, INC.

                                            By    /s/ Nancy Christal
                                                -------------------------------
                                                Name:  Nancy Christal
                                                Title: President and Treasurer

                                            CONNECTICUT GENERAL LIFE INSURANCE
                                            COMPANY
                                            BY: CIGNA INVESTMENTS, INC.


                                            By   /s/ Stephen A. Osborn
                                                -------------------------------
                                                 Name:  Stephen A. Osborn
                                                 Title:  Managing Director

                                            CONNECTICUT GENERAL LIFE INSURANCE
                                            COMPANY ON BEHALF OF ONE OR MORE
                                            SEPARATE ACCOUNTS
                                            BY: CIGNA INVESTMENTS, INC.

                                            By   /s/ Stephen A. Osborn
                                                -------------------------------
                                                 Name:  Stephen A. Osborn
                                                 Title:  Managing Director

CONSOLIDATED STORES CORPORATION        24                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)

                                   LIFE INSURANCE COMPANY OF NORTH AMERICA
                                   By: CIGNA Investments, Inc.

                                   By /s/ Stephen A. Osborn
                                     ----------------------------------------
                                     Name: Stephen A. Osborn
                                     Title: Managing Director

                                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                   By /s/ Jon C. Heiny
                                     ----------------------------------------
                                     Name: Jon C. Heiny
                                     Title: Counsel

                                   By /s/ Christopher J. Henderson
                                     ----------------------------------------
                                     Name: Christopher J. Henderson
                                     Title: Counsel

                                   NIPPON LIFE INSURANCE COMPANY OF AMERICA, BY
                                   ITS ATTORNEY IN FACT PRINCIPAL MUTUAL LIFE
                                   INSURANCE COMPANY

                                   By /s/ Jon C. Heiny
                                     ----------------------------------------
                                     Name: Jon C. Heiny
                                     Title: Counsel

                                   By /s/ Christopher J. Henderson
                                     ----------------------------------------
                                     Name: Christopher J. Henderson
                                     Title: Counsel




CONSOLIDATED STORES CORPORATION        25                    TRANSFER AGREEMENT

                                                                   EXHIBIT 10(a)


                                   ALLSTATE LIFE INSURANCE COMPANY

                                   By /s/ Patricia W. Wilson
                                     ---------------------------------
                                   Name: Patricia W. Wilson

                                   By /s/ Steven M. Laude
                                     ---------------------------------
                                     Name: Steven M. Laude

                                                   Authorized Signatories

                                   ALLSTATE INSURANCE COMPANY

                                   By /s/ Patricia W. Wilson
                                     ---------------------------------
                                     Name: Patricia W. Wilson

                                   By /s/ Steven M. Laude
                                     ---------------------------------
                                     Name: Steven M. Laude

                                                 Authorized Signatories

                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By /s/ Mary Jane Morrissey
                                     ---------------------------------
                                     Name: Mary Jane Morrissey
                                     Title: Vice President



CONSOLIDATED STORES CORPORATION        26                    TRANSFER AGREEMENT